Exhibit 99.1

JAVELIN MORTGAGE INVESTMENT CORP. ANNOUNCES

PUBLIC OFFERING OF 6,000,000 SHARES OF COMMON STOCK

VERO BEACH, Fla., - May 7, 2013 - JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) announced today that it plans to make a public offering of 6,000,000 shares of common stock. JAVELIN expects to grant the underwriters a 30-day option to purchase up to 900,000 additional shares of common stock. Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering.

The Company intends to use the net proceeds of the offering to acquire additional agency and non-agency securities as market conditions warrant and for general corporate purposes.

A registration statement relating to the offered securities has been filed with the Securities and Exchange Commission (“SEC”) and has been declared effective. The offering is being made by means of a preliminary prospectus supplement and accompanying base prospectus, copies of which may be obtained by contacting: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by calling (800) 503-4611, or by emailing prospectus.cpdg@db.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146, or by emailing batprospectusdept@citi.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Telephone: (888) 603-5847, or by emailing barclaysprospectus@broadridge.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY, 10010, Telephone: (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate agency and fixed rate and hybrid adjustable rate non-agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the SEC. JAVELIN Mortgage Investment Corp. will elect to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes, commencing with JAVELIN's taxable year ended December 31, 2012.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

(772) 617-4340